                      AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

         AMENDMENT NO. 2 (the "Amendment") dated as of January , 2003 to the Preferred Stock Deposit Agreement dated as of November 29, 1994, as amended by Amendment No. 1 to Preferred Stock Deposit Agreement dated as of September 6, 1999 (as so amended, the "Deposit Agreement") among JPMorgan Chase Bank, as successor depositary, and all holders from time to time of Global Depositary Receipts (the "GDRs") evidencing Global Depositary Shares ("GDSs") representing Series III Convertible Preferred Stock ("Shares") of Philippine Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines, and its successors (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Citibank, N.A. and the holders of GDRs issued under the Deposit Agreement entered into the Deposit Agreement for the purposes set forth therein;

         WHEREAS, Citibank, N.A. has resigned as depositary under the Deposit Agreement and the corresponding Preferred Stock Agreement dated as of November 29, 1994, as amended by Amendment No. 1 to Preferred Stock Agreement dated as of September 6, 1999 between Citibank, N.A. and the Company (as so amended, the "Preferred Stock Agreement") and the Company has appointed JPMorgan Chase Bank as successor depositary under the Deposit Agreement and the Preferred Stock Agreement;

         WHEREAS, JPMorgan Chase Bank has accepted its appointment as successor depositary (the "Depositary") under the Deposit Agreement and Preferred Stock Agreement;

         WHEREAS, the Company desires to continue to provide for the deposit of Shares with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of GDRs evidencing GDSs representing the Shares so deposited;

         WHEREAS, the Depositary desires to amend and supplement the terms of the Deposit Agreement and form of GDRs inter alia to reflect the appointment of JPMorgan Chase Bank as the successor depositary.

         NOW, THEREFORE, the Depositary hereby amends and supplements the GDRs and the Deposit Agreement, effective as of the Effective Date set forth in
Section 4.01 hereof, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used but which are not otherwise defined herein shall have the respective meanings given to them in the Deposit Agreement.

                                   ARTICLE II

                         AMENDMENT TO DEPOSIT AGREEMENT

         Section 2.01. Except with respect to the Custodian, all references in the Deposit Agreement to "Citibank, N.A." or the "Depositary" shall be references to "JPMorgan Chase Bank".

         Section 2.02. All references in the Deposit Agreement to the "Deposit Agreement" shall hereby mean the Deposit Agreement as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

         Section 2.03. Section 1.12 of the Deposit Agreement is amended to read as follows:

              GDRs. The term "GDRs" shall mean the Global Depositary Receipts executed and delivered hereunder. GDRs may be either in physical certificated form or Direct Registration GDRs. GDRs in physical certificated form, and the terms and conditions governing the Direct Registration GDRs (as hereinafter defined), shall be substantially in the form of Exhibit A annexed hereto (the "form of GDR"). The term "Direct Registration GDR" means an GDR, the ownership of which is recorded on the Direct Registration System. References to "GDRs" shall include certificated GDRs and Direct Registration GDRs, unless the context otherwise requires. The form of GDR is hereby incorporated herein and made a part hereof; the provisions of the form of GDR shall be binding upon the parties hereto.

         Section 2.04. Section 1.16 of the Deposit Agreement is amended by replacing "Citicorp Trade Services, Limited, a corporation organized under the laws of Hong Kong" with "Moxley & Co."

         Section 2.05. The address of the Depositary set forth in Section 1.18 of the Deposit Agreement is amended to read "1 Chase Manhattan Plaza, 40th Floor, New York, New York 10081."

         Section 2.06. The following new definitions are inserted into Article I of the Deposit Agreement:


     Section 1.23. Deliver, Execute, Issue, Register, Surrender, Transfer or Cancel . The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration GDRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

     Section 1.24. Direct Registration System. The term "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust & Clearing Corporation ("DTCC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of GDRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTCC which provides for automated transfer of ownership between DTCC and the Depositary.

         Section 2.07. The first three paragraphs of Section 2.01 of the Deposit Agreement are hereby amended to read as follows:

     GDRs in certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its Global depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of GDR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular GDRs are subject. GDRs may be issued in denominations of any number of GDSs. GDRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. GDRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such GDRs.

              Notwithstanding anything in this Deposit Agreement or in the form of GDR to the contrary, GDSs shall be evidenced by Direct Registration GDRs, unless certificated GDRs are specifically requested by the Holder.

              Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of GDR, regardless of whether their GDRs are Direct Registration GDRs or certificated GDRs.

         Section 2.08. Section 2.03 of the Deposit Agreement is amended to include the following at the conclusion thereof:

     Notwithstanding anything in this Deposit Agreement to the contrary, to the extent the Depositary so desires, GDSs shall be evidenced by GDR reflected on the Direct Registration System unless certificated GDRs are specifically requested by the Holder. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated GDR with a Direct Registration GDR, or vice versa, execute and deliver a certificated GDR or a Direct Registration GDR, as the case may be, for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as those evidenced by the certificated GDR or Direct Registration GDR, as the case may be, substituted.

         Section 2.09. Section 2.08 of the Deposit Agreement is amended to read as follows:


     The Depositary shall execute and deliver a new Direct Registration GDR in exchange and substitution for any mutilated certificated GDR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated GDR, unless the Depositary has notice that such GDR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

         Section 2.10. The following is inserted at the end of the first paragraph of Section 5.02 of the Deposit Agreement:

     In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         Section 2.11. The first two sentences of Section 5.04 of the Deposit Agreement are amended to read as follows:

              The Depositary may at any time resign as Depositary hereunder by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by 30 days prior written notice of such removal.

              In case at any time the Depositary acting hereunder resigns or is removed, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.

         Section 2.12. The address of the Depositary set forth in second paragraph of Section 7.05 of the Deposit Agreement is amended to read:


     JPMorgan Chase Bank, 1 Chase Manhattan Plaza, 40th Floor, New York, New York 10081, Attention: GDR Department, Fax: (212) 552-4084.

                                   ARTICLE III

                            AMENDMENTS TO FORM OF GDR

         Section 3.01. The form of Receipt set forth in Exhibit A to the Deposit Agreement (the "form of GDR") is amended as provided in this Article.

         Section 3.02. Except with respect to the Custodian, all references in the form of GDR to "Citibank, N.A." or the "Depositary" shall be references to "JPMorgan Chase Bank".

         Section 3.03. The initial paragraph of the form of GDR is amended to read as follows:

     JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder (the
     "Depositary"), hereby certifies that       is the owner of that number of
     Global Depositary Shares ("GDSs"), indicated on the records of the Depositary, representing deposited fully paid Series III Convertible Preferred Stock (the "Shares") convertible into Common Stock, including evidence of rights to receive such Shares (including, but not limited to, purchase invoices as may effectuate the legal transfer of title to shares under Philippine law), of Philippines Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines (the "Company"). At the date of the Deposit Agreement (as hereafter defined), each GDS represents one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement, as amended, is the Manila branch of Citibank, N.A. (the "Custodian"). The Deposit Agreement and this Global Depositary Receipt ("GDR") (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

         Section 3.04. The first sentence of paragraph (1) of the form of GDR is amended to read as follows:

     This Global Depositary Receipt is issued pursuant to the Preferred Stock Deposit Agreement dated as of October 19, 1994, as amended as of January , 2003 (as so amended and further amended from time to time, the "Deposit Agreement"), by and among the Depositary and all Holders from time to time of GDRs issued thereunder, each of whom by accepting an GDR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof.

         Section 3.05. Paragraph (3) of the form of GDR is amended to include the following sentence at the end of the second paragraph thereof:

     At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated GDR with a Direct Registration GDR, or vice versa, execute and deliver a certificated GDR or a Direct Registration GDR, as the case may be, for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as those evidenced by the certificated GDR or Direct Registration GDR, as the case may be, substituted.

         Section 3.06. The following language is inserted at the end of the first paragraph of paragraph (25) of the form of GDR:

     In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         Section 3.07. The first two paragraphs of Paragraph (27) of the form of GDR are amended to read as follows:

              The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 days prior written notice of such removal.

              In case at any time the Depositary acting under the Deposit Agreement resigns or is removed, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Any corporation into or with which the Depositary may be merged or consolidated will be the successor of the Depositary without the execution or filing of any document or any further act.


                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01. Effective Date. This Amendment is dated as of the date set forth above and shall be effective as of the time of effectiveness of the Registration Statement on Form F-6 to be filed by the Depositary in connection with its appointment as successor Depositary (the "Effective Date"). After the Effective Date, the Depositary agrees to promptly mail notice of its appointment to the Holders.

         SECTION 4.02. Outstanding GDRs. GDRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of GDR effected hereby (as set forth in Exhibit A hereto), do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing, including the printing or overstamping of the form of GDR to reflect the changes to the form of GDR effected hereby.

         SECTION 4.03. Indemnification. The Depositary shall be entitled to the benefits of the indemnification provisions of Section 5.09 of the Deposit Agreement in connection with any and all liability it may incur as a result of the terms of this Amendment and the transactions contemplated herein, subject to the exceptions provided therein.

         SECTION 4.04. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement, as originally executed, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Depositary has duly executed this Amendment as of the Effective Date and all holders shall become parties hereto upon acceptance by them of GDRs issued in accordance with the terms hereof, by continuing to hold their current GDRs or upon acquisition of any beneficial interest in GDRs.

                                  JPMORGAN CHASE BANK



                                  By:
                                     -----------------------------------------
                                  Name:
                                  Title: Vice President


         Pursuant to the provisions of Section 6.01 of the Deposit Agreement, the Company hereby consents to the terms of this Amendment No. 2 to Deposit Agreement as executed by the Depositary.


PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

By:
   ---------------------------------------
Name:
Title:

Exhibit (a)

Number
       ------------------

                                             Global Depositary Shares (One
                                             Global Depositary Share
                                             Represents One Fully Paid Share of
                                             Series III Convertible Preferred
                                             Stock)

                   [FORM OF FACE OF GLOBAL DEPOSITARY RECEIPT]

                            GLOBAL DEPOSITARY RECEIPT

                                   evidencing

                            GLOBAL DEPOSITARY SHARES

                                  representing

                    DEPOSITED FULLY PAID SHARES OF SERIES III
                           CONVERTIBLE PREFERRED STOCK

                                       of

                   PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

                         (Incorporated under the laws of
                        the Republic of the Philippines)

THE HOLDER OF THIS GLOBAL DEPOSITARY RECEIPT SHALL NOT HAVE, AND SHALL NOT HAVE THE RIGHT TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF, ANY DISSENTER'S RIGHTS PROVIDED TO HOLDERS OF SHARES UNDER PHILIPPINE LAW.

         JPMORGAN CHASE BANK, a New York corporation, as depositary hereunder
(the "Depositary"), hereby certifies that       is the owner of that number  of
Global Depositary Shares ("GDSs"), indicated on the records of the Depositary, representing deposited fully paid Series III

Convertible Preferred Stock (the "Shares") convertible into Common Stock, including evidence of rights to receive such Shares (including, but not limited to, purchase invoices as may effectuate the legal transfer of title to shares under Philippine law), of Philippines Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines (the "Company"). At the date of the Deposit Agreement (as hereafter defined), each GDS represents one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement, as amended, is the Manila branch of Citibank, N.A. (the "Custodian"). The Deposit Agreement and this Global Depositary Receipt ("GDR") (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

     (1) The Deposit Agreement. This Global Depositary Receipt is issued pursuant to the Preferred Stock Deposit Agreement dated as of October 19, 1994, as amended as of January , 2003 (as so amended and further amended from time to time, the "Deposit Agreement"), by and among the Depositary and all Holders from time to time of GDRs issued thereunder, each of whom by accepting an GDR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the GDRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this GDR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

     (2) Surrender of GDRs and Withdrawal of Deposited Securities. Subject to the terms and conditions of the Deposit Agreement upon (i) surrender of GDSs by delivery of GDRs at the Principal New York Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented thereby and (ii) payment of all fees (including the fees of the Depositary (which are summarized in paragraph (9) of this GDR) provided in the Deposit Agreement, including Exhibit B thereto), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with such surrender and cancellation of GDRs, a Holder shall be entitled to delivery, to him or upon his order, of the Shares and any other documents of title at the time represented by the GDR together with such other delivery of Deposited Securities (other than Shares) then represented by GDSs as the Depositary may effect.

         A GDR surrendered and written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary written instructions requesting the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to any applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company) to or upon the written order of a person or persons designated in such order.

         Upon the receipt of such written instructions and compliance with the terms of Section 2.05 of the Deposit Agreement, the Depositary will direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the GDSs evidenced by such surrendered GDR to or for the account of such person; except that the Depositary may, subject to applicable law, make delivery to such person or persons at the Principal New York Office of the Depositary of any dividends or distributions (other than dividends or distributions consisting of Shares) with respect to the Deposited Securities to be withdrawn, or of any proceeds of sale of any dividends, distributions (other than dividends or distributions consisting of Shares) or rights with respect to the Deposited Securities which may at the time be held by the Depositary.

         At the request, risk and expense of any Holder so surrendering a GDR or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or governmental or other charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary will direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates (if certificates may be delivered) and other proper documents of title, if any, for, the Deposited Securities represented by the GDSs evidenced by such GDR to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction will be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

         The Depositary will not accept surrender of GDRs or written instructions for the purpose of withdrawal of less than one Share. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares. In the case of surrender of a GDR evidencing a number of GDSs representing other than a whole number of Shares, the Depositary will cause delivery of the appropriate whole number of Shares as provided in the Deposit Agreement and summarized herein, and will execute and deliver to the person surrendering such GDR a new GDR evidencing GDSs representing any remaining fractional Share or continue to reflect on its records the remaining fractional Shares.

         Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

     (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this GDR is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender (at the Depositary's Principal New York Office) of this GDR properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and duly stamped as may be required by any applicable law). The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

         This GDR may be split into other GDRs or may be combined with other GDRs into one GDR, evidencing the same aggregate number of GDSs and registered in the name of the same Holder as the GDR or GDRs surrendered. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated GDR with a Direct Registration GDR, or vice versa, execute and deliver a certificated GDR or a Direct Registration GDR, as the case may be, for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as those evidenced by the certificated GDR or Direct Registration GDR, as the case may be, substituted.

     (4) Conversion of Shares; Mandatory Conversion. (i) The GDSs are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, as a matter of convenience, the Depositary has agreed under the terms of the Deposit Agreement to accept the surrender of GDRs and the withdrawal of Shares represented thereby, in each case in the manner set forth in the Deposit Agreement, for the purpose of facilitating conversions of the Shares.

         For the purpose of conversion, a GDR must be surrendered at the Principal New York Office of the Depositary, (i) together with (A) payment of all fees (including the fees of the Depositary set forth on Exhibit B to the Deposit Agreement), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable (including, if payable pursuant to the terms and conditions of the Shares, an amount equal to the dividend payable on the dividend payment date immediately following the date on which the Shares to be converted are surrendered to the Conversion Agent) in connection with the surrender and cancellation of the GDRs and GDSs, the conversion of Shares and the issuance, registration and delivery and, if applicable, the deposit of the Common Stock in accordance with the terms and conditions of the depositary arrangements of the Depositary, dated as of October 19, 1994, relating to the Common Stock (the "Common Stock Deposit Agreement") other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares or the Common Stock and (B) a duly completed and executed Notice of Conversion in the form attached as Exhibit E to the Deposit Agreement (the "Notice of Conversion") and such other documentation as the Depositary may require and (ii) in any case, subject to the terms and conditions of the Shares, the Common Stock and of the Deposit Agreement. The surrender, delivery and payment of the foregoing instruments and amounts shall be irrevocable absent notice to the contrary from the Depositary.

         Upon receipt of documents and payments described above, the Depositary will cancel each GDR so surrendered, withdraw the Shares represented thereby from deposit under the Deposit Agreement and direct the Custodian to deliver, on behalf of and at the risk and expense of the Holder surrendering the GDR, to the Conversion Agent a certificate or certificates and other proper documents of title, if any, for the Shares so withdrawn along with the Notice of Conversion and any amounts payable to the Company or the Conversion Agent in connection with the conversion of such Shares. The Depositary's directions to the Custodian will be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Such Holder will be entitled to delivery of Common Stock (together with any securities, cash or other property) deliverable upon conversion of the Shares in accordance with the terms and conditions of such Shares and the Depositary shall have no obligations in respect of such delivery; provided that, if requested by the

Holder, the Depositary will, subject to the terms and conditions of the Deposit Agreement, the Shares, the Common Stock and the Common Stock Deposit Agreement,
(a) cause the Common Stock delivered upon conversion of the Shares, to be deposited in accordance with the Common Stock Deposit Agreement and a depositary receipt issued thereunder in the name of or for the benefit of such Holder or
(b) use reasonable efforts to sell or cause to be sold the Common Stock delivered upon conversion of the Shares on such Holder's behalf over the Philippine Stock Exchange and to remit the proceeds thereof (less the fees and expenses provided herein and any brokerage fee or selling expenses incurred in connection with such sale) to such Holder or in accordance with such Holder's instructions, provided that no such request may be made by any such Holder to the Depositary to sell or to cause to be sold such Common Stock in amounts less than the minimum trading (board) lot prescribed by the Philippine Stock Exchange.

         A GDR surrendered for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Shares and delivery of Common Stock shall deliver to the Depositary (for onward transmission to the Conversion Agent) written instructions requesting that the Common Stock deliverable upon conversion of the Shares be delivered (subject to applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company) to or upon the written order of a person or persons designated in such order.

         The Depositary will not accept surrender of GDRs or written instructions for the purpose of withdrawal and conversion of less than one Share. In addition, the Depositary will only honor requests for withdrawal and conversion of whole numbers of Shares. In the case of surrender of a GDR evidencing a number of GDSs representing other than a whole number of Shares, the Depositary will withdraw and deliver for conversion the appropriate whole number of Shares as provided in the Deposit Agreement and as described herein, and shall execute and deliver to the person surrendering such GDR a new GDR evidencing GDSs representing any remaining fractional Share.

         No Share will be withdrawn or delivered as provided in the Deposit Agreement and as described herein unless such written order is accompanied by a fully completed and signed Notice of Conversion.

         (ii) Upon receipt by the Depositary of notice from the Company of the date (the "Mandatory Conversion Date") on which the mandatory conversion of any or all of the Shares constituting Deposited Securities shall occur, the Depositary will promptly fix a record date for cancellation of the GDSs representing the Shares to be so converted and notify the Holders of record on such date (i) of the Mandatory Conversion Date, (ii) the number of Shares then constituting Deposited Securities called for conversion by the Company on such date and (iii) that, upon conversion by the Company of any Shares constituting Deposited Securities, the GDSs representing such Shares shall be cancelled in the manner set forth in the Deposit Agreement and as described herein. Neither failure to deliver any such notice to one or more Holders nor any defect in any notice will affect the sufficiency of the proceedings for cancellation of such GDSs. In the event that fewer than all the outstanding GDSs are to be so cancelled, the GDSs to be cancelled will be selected by lot or in any other substantially equivalent manner determined by the Depositary.

         If any Shares constituting Deposited Securities are converted by the Company on the Mandatory Conversion Date, the Depositary will, on such date, cancel the number of GDSs representing the number of Shares so converted.

         The GDSs cancelled by the Depositary will be deemed no longer to be outstanding and all rights of the Holders of the GDRs evidencing such GDSs (except the right to the delivery by the Depositary to the Conversion Agent of certain documents and payments as provided in the Deposit Agreement and described herein) will, in respect of the GDSs so cancelled, cease and terminate.

         In respect of any cancelled GDS, upon the delivery to the Depositary of
(x) a duly executed and completed Notice of Conversion with respect to the Shares formerly represented by such GDSs, (y) evidence satisfactory to the Depositary that the person executing such Notice of Conversion is or is acting on behalf of the beneficial owner of GDRs evidencing such cancelled GDSs and (z) the fees, taxes and governmental and other charges described in Section 2.06 (a) of the Deposit Agreement, the Depositary will, subject to the terms and conditions of the Deposit Agreement, direct the Custodian to deliver, on behalf of and at the risk and expense of such beneficial owner, to the Conversion Agent without unreasonable delay, a certificate or certificates and other proper documents of title, if any, for the Shares formerly represented by such GDSs along with the Notice of Conversion and any amounts payable to the Company or the Conversion Agent in connection with the conversion of such Shares. Until such time as the Depositary receives the foregoing documents and payments it will have no obligation whatsoever to any Holder of GDRs representing cancelled GDSs.

         Pursuant to the terms and conditions of the Shares, until such time as the Conversion Agent has received a Notice of Conversion and such other documentation as may be required and share certificates in respect of Shares subject to mandatory conversion by the Company, the Nominee as holder of the shares of Common Stock delivered upon such mandatory conversion will not be entitled to notice of, or to attend or vote at, any general or special meeting of the Company or to receive the dividends to which such shares of Common Stock are entitled.

     (5) Limitations on Execution and Delivery, Transfer, Etc. of GDRs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any GDR for the purpose of withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the Holder, the presenter of a GDR or the depositor of Shares, of a sum sufficient to reimburse it for any taxes (including any transfer, capital gains or stamp taxes) or governmental or other charges and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees (which are summarized in paragraph (9) of this GDR) provided for in the Deposit Agreement, including Exhibit B thereto, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice, and (iii) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

         The delivery of GDRs against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding GDRs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time.

         Subject to the further terms and provisions of Section 2.07 of the Deposit Agreement (which are summarized in this paragraph (5)), JPMorgan Chase Bank and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in GDRs. The Depositary may issue GDRs for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder hereof. Neither the Depositary nor the Custodian shall lend Deposited Securities or GDRs; provided, however, that the Depositary may issue GDRs prior to the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a "Pre-Release Transaction") and deliver Shares upon the receipt and cancellation of GDRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such PreRelease Transaction or the Depositary knows that such GDR has been Pre-Released. The Depositary may receive GDRs in lieu of Shares in satisfaction of a Pre-Release Transaction. Each such Pre-Release transaction will be (a) subject to (x) a written representation from the person to whom GDRs are to be delivered, that such person, or its customer, owns the Shares to be remitted, (y) an unconditional guarantee by such person to deliver to the Custodian the number of Shares that are the subject of the Pre-Release Transaction and (z) any additional restrictions or requirements that the Depositary deems appropriate,
(b) subject to a written representation to the Applicant that it will hold such Shares in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and
(e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of GDRs issued by it pursuant to a Pre-Release Transaction and outstanding at any time generally will not exceed thirty percent (30%) of the GDRs issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of GDRs and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

         Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act (including, but not limited to, any "restricted securities" within the meaning of Rule

144 under the Securities Act), unless a registration statement under the Securities Act is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

         Any person depositing Shares or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws and regulations and the terms of the Deposit Agreement, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary to perform its obligations under the Deposit Agreement or to enable the Company or the Depositary to perform their respective obligations under the Company Agreement (as hereinafter defined). The Depositary may withhold the execution or delivery or registration of transfer of all or part of any GDR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall take such additional actions and provide such additional information as the Depositary shall from time to time agree with the Company.

     (6) Liability of Holders for Taxes and Other Charges. If any tax or governmental or other charge shall become payable with respect to this GDR, to any Deposited Securities represented by the GDSs evidenced hereby or to any shares of Common Stock into which the Shares are convertible, such tax or governmental or other charge (other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares or the Common Stock) shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this GDR or any deposit or withdrawal (including any withdrawal in connection with a conversion of Shares) of Deposited Securities represented by the GDSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or governmental or other charge, the Holder hereof remaining liable for any deficiency.

     (7) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid and nonassessable and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of Shares and issuance of GDRs in respect thereof .

     (8) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit

Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to,
Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

     (9) Charges of Depositary. Except for GDSs issued in respect of the Initial Deposit, the Depositary will charge the party receiving a GDR against deposit of Shares or other depositary receipts, $0.05 per GDS. The Depositary will charge the party surrendering a GDR in connection with the withdrawal of Deposited Securities (including any withdrawal for the purpose of conversion of Shares), $0.05 per GDS. The Depositary will charge the party for whom the sale or exercise of rights, is made, $0.02 for each GDS per distribution. Holders will pay through deduction or otherwise, in addition to the fees and charges summarized above in this paragraph (9) and set forth in Exhibit B to the Deposit Agreement, (i) taxes and other governmental charges (including, but not limited to any transfer, capital gains and stamp tax) other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares and the Common Stock, (ii) such registration, transfer, custody or other fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to or from the name of the Nominee on the making of deposits pursuant to Section 2.02 of the Deposit Agreement or withdrawals pursuant to
Section 2.05 of the Deposit Agreement, or Section 2.06 of the Deposit Agreement,
(iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders and (iv) such reasonable expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.06 of the Deposit Agreement (which is summarized in paragraph (19) hereof) or in connection with other distributions to holders of Shares pursuant to Section 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (15), (16), (17) and (18), respectively, hereof).

         Any other charges and expenses of the Depositary under the Deposit Agreement and the Registrar, if any, will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the nature and amount of such charges and expenses. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

         The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.05 of the Deposit Agreement (and summarized in this paragraph (9)) shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation of such Depositary pursuant to Section
5.04 of the Deposit Agreement.

     (10) Title to GDRs. Subject to any limitations set forth herein or in the Deposit Agreement, it is a condition of this GDR, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this GDR (and to each GDS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the Holder of this GDR as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

     (11) Validity of GDR. This GDR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this GDR has been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Registrar shall have been appointed, such signature may be a facsimile if this GDR is counter-signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

     (12) Disclosure of Interests. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held this GDR and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request.

     (13) Ownership Restrictions. The Company may restrict transfers of the Shares if such transfer might result in ownership of Shares exceeding the limits under any applicable law or the Company's Amended Articles of Incorporation. The Philippine Constitution requires that at least 60% of the capital of a corporation operating a public utility in the Philippines be owned by Philippine citizens. The Depositary will, if and as directed by the Company, take action with respect to the ownership interest of any Holder in excess of any legal or contractual limitations on the legal or beneficial ownership of Shares or GDSs, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the GDSs held by such Holder in excess of such limitation, if and to the extent such disposition is permitted by applicable law.

     (14) Available Information. The Company is subject the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. These public reports can be inspected by Holders and copies at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549.

Dated:

                                              JPMORGAN CHASE BANK, as depositary


                                              By:
                                                 ------------------------------

         The address of the Principal New York Office of the Depositary is 1 Chase Manhattan Plaza, 40th Floor, New York, New York 10081.

                               (FORM OF REVERSE OF
                           GLOBAL DEPOSITARY RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

     (15) Cash Distributions in Respect of Deposited Securities; Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, subject to the provisions of Section 4.06 of the Deposit Agreement (which are summarized in paragraph (19) below) convert or cause any portion of such dividend or distribution which is not in dollars to be converted into dollars and shall promptly distribute such amount to the Holders entitled hereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders in respect of GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary will distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company has agreed with the Depositary that the Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies or, at the request and expense of the Company, the Depositary or its agent may file such reports if deemed lawful and reasonably feasible by the Depositary.

     (16) Distributions in Shares. If any distribution in respect of any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, distribute to the Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, in either case, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold, or make an advance payment of, an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary reasonably deems such distribution not to be practical or feasible, the Depositary may, after consultation with the Company, (i) to the extent permitted by applicable law, adopt such method as it may reasonably deem equitable and practicable for the purpose of obtaining such dividend or effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale after payment of and reimbursement of advances to pay any taxes or governmental charges shall be distributed by the

Depositary to the Holders entitled thereto as in the case of a distribution received in cash or (ii) if the Depositary reasonably determines that no such method of distribution can be effected in a practicable or equitable manner, the Depositary may refrain from effecting such distribution altogether until such time as it reasonably determines that a practicable or equitable distribution can be effected. In lieu of issuing GDRs or adjusting the Depositary's records for fractional GDSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions set forth in Section 4.02 of the Deposit Agreement (which are summarized in paragraph 15 above). If additional GDRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each GDS will thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

     (17) Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, has discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to certain conditions set forth in Section 5.09 of the Deposit Agreement (which are summarized in paragraph (28) below), or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary will allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

                   (i) if at the time of the offering of any rights the
              Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary will, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or by means of such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

                   (ii) if at the time of the offering of any rights the
              Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sales, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary and any applicable taxes, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDR or GDRs, or otherwise.

         If registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell to them the securities to which such rights relate, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of such law and, if requested by the Depositary, the Company furnishes to the Depositary an opinion of counsel in the United States for the Company reasonably satisfactory to the Depositary to such effect. The Company shall have no obligation to register such rights or such securities under the Securities Act.

     (18) Distributions Other Than Cash, Shares or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property will be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary adopts.

     (19) Conversion of Foreign Currency. Whenever the Custodian receives currency other than dollars (in this paragraph referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof, be transferred to the United States and distributed to the Holders entitled thereto, the Depositary will promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) will be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution will be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

         If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to any applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

     (20) Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary receives notice of any meeting of holders of Shares or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Shares or other Deposited Securities are entitled to vote, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS, or whenever the Depositary finds it necessary or convenient in respect of any matter (including in connection with a mandatory conversion of Shares by the Company), the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting or in respect of such changed number of Shares represented by a GDS or in respect of such other matter. Except in the case of a mandatory conversion by the Company of less than all of the Shares deposited hereunder (which shall be governed by Section 2.06 of the Deposit Agreement, the terms of which are described in paragraph (4) above) and subject to the provisions of Sections 4.02 through 4.06 of the Deposit Agreement (which are summarized in paragraphs (15) through (19), respectively, above) and to the other terms and conditions of the Deposit Agreement, the Holders on such record date will be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter.

     (21) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Shares or other Deposited Securities are entitled to vote, the Depositary will fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.07 of the Deposit Agreement (and summarized in paragraph (20) above) and will mail or cause to be mailed to the Holders of record a notice which will contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Philippines and of the Amended Articles of Incorporation and the By-Laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective GDSs evidenced by their respective GDRs. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as is practicable to vote or cause to be voted the amount of Deposited Securities represented by such GDSs evidenced by such GDR in accordance with the instructions set forth in such request.

         The Depositary may not itself exercise any voting discretion over any Shares. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights, if any, pertaining to the Shares represented by GDSs evidenced by such Holder's GDRs, provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be materially and adversely affected.

         Holders do not have, and will not have the right to instruct the Depositary as to the exercise of, any dissenter's rights provided to holders of Shares under Philippine law.

     (22) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities (other than as a result of any conversion of Shares into Common Stock in accordance with the terms of the Shares), or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities, and the GDRs will, subject to the terms of the Deposit Agreement and applicable laws (including any registration requirements of the Securities Act), thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless new or additional GDRs are delivered pursuant to the following sentence. In any such case the Depositary may, and will at the Company's request, subject to the terms of the Deposit Agreement, execute and deliver additional GDRs, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding GDRs to be exchanged for new GDRs specifically describing such new Deposited Securities.

         Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary may and will, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment of the expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement (which is summarized in paragraph (15) above).

         Promptly upon receipt of notice from the Company of the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement (as described in this paragraph (22)) in respect of the Deposited Securities, the Depositary will give notice thereof in writing, at the Company's expense, to all Holders.

     (23) Transmittal by the Depositary of Company Notices, Reports and Communications; Inspection of Transfer Books. The Depositary will make available for inspection during business hours by Holders at its Principal New York Office and at the principal office of the Custodian copies of (i) the Deposit Agreement and any related documents, (ii) the Preferred Stock Agreement dated the date of the Deposit Agreement between the Company and the Depositary and relating thereto (the "Company Agreement"), (iii) the Company's Amended Articles of Incorporation and By-Laws and the Resolutions of the Board of Directors relating to the Shares and (iv) any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders, at the Company's expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Deposit Agreement. The Depositary will keep books for the registration of GDRs and their transfer which at all reasonable times will be open for inspection by the Company and Holders of GDRs, provided that such inspection shall not be for the purpose of communicating with Holders of GDRs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the GDRs.

     (24) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the

Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively and the Depositary will, if feasible without withholding for or on account of taxes or other governmental charges, and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. To the extent that the Depositary is obligated to withhold as described in the previous sentence, the Depositary will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency and will file such corresponding reports as may be required.

         The Company has agreed with the Depositary that, before making any distribution or other payment on any Deposited Securities, the Company will make such deductions (if any) which, by the laws or regulations of the Philippines, the Company is required to make in respect of any income, capital gains or other taxes and that the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.

     (25) Obligations of the Depositary the Custodian and the Company. The Company assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons, except that it has agreed with the Depositary to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Company Agreement. The Depositary assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it has agreed to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Deposit Agreement. The Depositary has undertaken in the Deposit Agreement to perform such duties and only such duties as are specifically set forth therein, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company. In no event shall the Depositary or any of its agents be liable for any indirect, special, punitive or consequential damages.

         Neither the Depositary nor the Company are under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian is under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.

         Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of Section 5.02 of the Deposit Agreement (which are summarized in this paragraph (25)), the Depositary is not responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.

         It is intended that neither the Depositary nor any agent of the Depositary shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws of the United States or any other jurisdiction, it being expressly understood and agreed that the Depositary and its agents are acting only in a ministerial capacity as Depositary for the Shares.

     (26) Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company will incur any liability to any Holder or other person if by reason of any present or future law, regulation, decree, order or other action of the United States, the Philippines or any other country or jurisdiction, or of any other governmental authority, or by reason of any act of God, war or other circumstances beyond its control or, in the case of the Depositary, by reason of any provision, present or future, of the Amended Articles of Incorporation and By-laws of the Company or any Deposited Securities, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement (in the case of the Depositary) or the Company Agreement it is provided shall be done or performed; nor will the Depositary or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (15), (16) and (18), respectively, above) or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement (which is summarized in paragraph (17) above), or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

     (27) Resignation of the Depositary Appointment of Successor Depositary the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 days prior written notice of such removal.

         In case at any time the Depositary acting under the Deposit Agreement resigns or is removed, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Any corporation into or with which the Depositary may be merged or consolidated will be the successor of the Depositary without the execution or filing of any document or any further act.

         The Depositary, after consultation with the Company, will from time to time appoint one or more agents to act for it as Custodian under the Deposit Agreement. The Depositary has initially appointed Citibank, N.A., Manila, as custodian and agent of the Depositary for the purpose of the Deposit Agreement. The Custodian in acting under the Deposit Agreement will be subject at all times and in all respects to the direction of the Depositary and will be responsible solely to it. The Custodian may resign and be discharged from its duties under the Deposit Agreement by 30 days' prior notice of its election to do so delivered to the Depositary; such resignation to become effective upon appointment of a successor Custodian and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian, who will thereafter be the Custodian under the Deposit Agreement.

     (28) Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities, or future issuances to Holders for cash of additional Shares or such other securities, the Depositary will not distribute any such additional Shares or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, to the effect that such dividend or distribution will not violate the Securities Act.

         The Company has agreed with the Depositary that any future issuances of
(1) additional Shares, (2) rights, preferences or privileges to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each case other than as a dividend or distribution or issuance for cash to Holders as described in the immediately preceding paragraph) shall be effected by the Company in a manner so as to not violate the Securities Act. If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company has agreed with the Depositary to (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary to take such measures as are provided in Sections 4.03 through 4.05 of the Deposit Agreement (which are summarized in paragraphs (16) through (18), respectively, above) or other specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

         The Company has agreed with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such controlled or controlling company unless such transaction is registered under the Securities Act or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United

States, which counsel shall be reasonably satisfactory to the Depositary.

     (29) Amendment. The form of this GDR and any provisions of the Deposit Agreement may, with the consent of the Company, at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges), or which otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding GDRs until the expiration of 90 days (or 30 days in the case of any amendment which shall impose or increase any fees of the Depositary for the issuance, execution and delivery of GDRs or any fees or expenses in respect of transfer or sales of Common Stock or any delivery expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations) after notice of such amendment shall have been given to the Holders of outstanding GDRs. Every Holder at the time any amendment becomes effective shall be deemed by continuing to hold such GDR to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any Holder to surrender such Holder's GDRs and receive therefor the Deposited Securities represented thereby or to direct the Depositary to forward Notices of Conversion to the Conversion Agent on such Holder's instructions and (pursuant to the Common Stock Deposit Agreement) request the Depositary to use reasonable efforts to sell or cause to be sold the shares of Common Stock delivered and deposited with the Depositary upon conversion of Shares represented by GDRs and to distribute the proceeds from the sale of such Common Stock to the persons entitled thereto, in any case except in order to comply with provisions of applicable law.

     (30) Termination. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if the Depositary delivers to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement (which is summarized in paragraph (27) above) within 90 days after such delivery. If any GDRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of GDRs, will suspend the distribution of dividends to the Holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly), and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property (in all such cases, without liability for interest), in exchange for GDRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of GDRs which have not theretofore been surrendered. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement and the Company Agreement, except to account for such net proceeds and other cash and for its obligations under the indemnification provisions of Section 5.10 of the Deposit Agreement.

         FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto whose taxpayer identification number is and whose address including postal zip code is the within GDR and all rights thereunder, hereby irrevocably constituting and appointing attorney-in-fact to transfer said GDR on the books of the Depositary with full power of substitution in the premises.

Dated:                                  Name:

                                        By:

                                        Title:

                                        NOTICE: The signature of the Holder to
                                        this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

                                                                       EXHIBIT B

                            CHARGES OF THE DEPOSITARY

                        Service                Rate                           By Whom Paid
                        -------                ----                           ------------
1)       Creation of Global                    Waived                        N/A
         Depositary GDR program

2)       Annual maintenance fee for            Waived                        N/A
         GDR program

3)       Issuance of GDR against               $0.05 per GDS                 Party receiving
         deposit of GDR Shares
         (except upon Initial Deposit)
         or other depositary receipts

4)       Withdrawal of Deposited               $0.05 per GDS                 Party
         Securities (including for the                                       surrendering GDR
         purpose of conversion of the
         Shares) against surrender of
         GDRs

5)       Sale or exercise of rights or         $0.02 per GDS per             Party for whom the
         other corporate action                distribution                  sale or exercise of
         involving distributions in                                          rights, is made
         respect of Deposited
         Securities

                                                                       EXHIBIT C

                              NOTICE OF CONVERSION

JPMorgan Chase Bank, as Depositary
ADR Department
1 Chase Manhattan Plaza
New York, New York 100081

         Re: Philippine Long Distance Telephone
             Company (the "Company")

         1. The undersigned Holder hereby irrevocably authorizes the Depositary on such Holder's behalf, to exercise the option to convert shares of the Series III Convertible Preferred Stock of the Company (the "Shares") represented by the GDSs evidenced by the GDR surrendered in connection herewith into shares of Common Stock (and any other applicable securities or property) of the Company in accordance with the terms of and conditions of the Shares and as provided in
Section 2.06 of the Deposit Agreement relating to the Shares, dated as of November 29, 1994, as amended from time to time, among JPMorgan Chase Bank, as Depositary, and the Holders from time to time of the GDRs issued thereunder, and directs that Common Stock of the Company deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional shares of Common Stock and any other property deliverable upon conversion, to the undersigned unless a different name has been indicated below.

         2. If the undersigned desires that the shares of Common Stock deliverable upon conversion of the Shares be deposited in accordance with the terms and conditions of the depositary arrangements of the Depositary dated as of October 19, 1994, as amended, relating to the Common Stock (the "Common Stock Deposit Agreement"), the undersigned should so indicate below and designate Citicorp Trade Services Limited as the registered holder of such Common Stock.

         3. The undersigned hereby agrees to pay all fees (including the fees of the Depositary), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with the surrender and cancellation of the GDRs and GDSs, the conversion of the Shares and the issuance, registration and delivery and, if applicable, the deposit of the Common Stock in accordance with the terms and conditions of the Common Stock Deposit Agreement (other than any capital or stamp duties payable in the Philippines in respect of the Common Stock that are payable by the Company). If the number of Shares indicated above is less than the number of Shares on deposit with the Depositary in respect of a GDR surrendered in connection herewith the undersigned directs the Depositary to issue to the undersigned, unless a different name is indicated below, a new GDR evidencing Shares for the balance not to be converted.

         4. The undersigned understands and agrees that the Depositary has agreed to forward to the Conversion Agent this Notice of Conversion and the Shares being converted in connection herewith as a matter of convenience only and that this Notice of Conversion will not be effective until received by the Conversion Agent and all conditions precedent to the conversion of Shares have been satisfied. Neither the Depositary nor the Custodian shall be responsible or liable to any Holder for any loss, liability or expense suffered by such Holder arising from any delay in forwarding this Notice of Conversion or the Shares being converted in connection herewith to the Conversion Agent.

         5. Name and address of person in whose name the Common Stock delivered upon conversion of the Shares are to be registered:

Name:
Address:

         6. The undersigned hereby requests that the certificates for the Common Stock (together with any securities, cash or other property) required to be delivered upon conversion:

         (a) be delivered at the office in Manila of the Conversion Agent (which currently is Citibank, Manila, 8741 Paseo de Roxas, Makati, Metro Manila, Philippines) to the order of:

         Name:
         Address:

         OR

         (b) be despatched (at the undersigned's risk and expense) to the person whose name and address is given below and in the manner specified below:

         Name:
         Address:

         Manner of despatch:

         7. The undersigned acknowledges that the terms of the Shares set forth certain conditions precedent which must be fulfilled before the Shares specified above will be treated as effectively deposited for conversion.

         8. The undersigned acknowledges that if Section 6(b) above is completed, despatch will be made at the risk and expense of the converting Shareholder and the converting Shareholder will be required to prepay the expenses of, and submit any necessary documents required in order to effect, despatch in the manner specified.

Name:                                                         Date:
Address:
Signature:

                                     * * * *

For Custodian's use only:

Certificate numbers of Shares delivered to Conversion Agent:

For Conversion Agent's use only:

         1. Date of Receipt:

         2. (A) Aggregate number of Shares deposited for conversion multiplied by the Reference Amount (US$25 per Share):________________________.

            (B) Conversion Price:______________________.

___________ (C) Number of shares of Common Stock issuable:_________(disregard fractions)

________ 3. If applicable, amount of cash payment due to converting holder in respect of fractions of shares of Common Stock:___________________.